Exhibit 5.2

September 13, 2016

DJO Finance LLC

DJO Finance Corporation

1430 Decision Street

Vista, California 92081

Ladies and Gentlemen:

We have acted as special Nevada counsel to Encore Medical GP, LLC, a Nevada limited liability company (“Medical GP”) and Encore Medical Partners, LLC, a Nevada limited liability company (“Medical Partners” and together with Medical GP the “Nevada Guarantors”), in connection with the proposed issuance by DJO Finance LLC, a Delaware limited liability company, and DJO Finance Corporation, a Delaware corporation (together, the “Issuers”), of an additional $35,000 aggregate principal amount of their 10.75% Third Lien Notes due 2020 (the “Additional Third Lien Exchange Notes”) and the issuance by each of the Nevada Guarantors of its guarantee (collectively, the “Additional Third Lien Exchange Guarantees”) with respect to the Additional Third Lien Exchange Notes, registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Issuers’ outstanding 10.75% Third Lien Notes due 2020 and their related guarantees, which have not been so registered (the “Amended Exchange Offer”). The Amended Exchange Offer amends and increases, by the amount of the Additional Third Lien Exchange Notes, the previously registered Exchange Offer of up to $298,436,000 aggregate principal amount of their 10.75% Third Lien Notes due 2020 (the “Third Lien Exchange Notes”) and the issuance by each of the Nevada Guarantors of its guarantee (collectively, the “Third Lien Exchange Guarantees”) with respect to the Third Lien Exchange Notes, registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Issuers’ outstanding 10.75% Third Lien Notes due 2020 and their related guarantees, which have not been so registered.

The Additional Third Lien Exchange Notes and the Additional Third Lien Exchange Guarantees will be issued (i) under an indenture, dated as of May 7, 2015 (the “May 2015 Indenture”), among the Issuers, the Nevada Guarantors, the other guarantors party to the May 2015 Indenture (together with the Nevada Guarantors, the “Guarantors”) and The Bank of New York Mellon, a New York banking corporation (“The Bank of New York Mellon”), as trustee and Third Lien Agent and (ii) pursuant to a Registration Rights Agreement, dated as of May 7, 2015 (the “May 2015 Registration Rights Agreement”) by and among the Issuers, the Guarantors and Credit Suisse Securities (USA) LLC, as Dealer Manager and Solicitation Agent. This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering our opinions expressed below, we have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of (i) an executed copy of the May 2015 Indenture (ii) the May 2015 Registration

DJO Finance LLC

DJO Finance Corporation

September 13, 2016

Rights Agreement and (iii) such other documents, agreements, corporate records and other instruments, and have made such other investigations, as we have deemed necessary as a basis for the opinions expressed herein, including the documents listed on Exhibit A hereto. In our examination, we have assumed (a) the genuineness of all signatures, (b) the authenticity of all documents submitted to us as originals, (c) the legal capacity of natural persons executing such documents, (d) the authenticity and conformity to original documents of documents submitted to us as certified photostatic, facsimile or electronically transmitted copies, (e) the completeness and accuracy of all corporate records provided to us, and (f) that the resolutions of each of the Nevada Guarantors listed on Exhibit A are in full force and effect and have not been amended, rescinded or superseded. We have also relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of the Nevada Guarantors and representations made to us by one or more officers or employees of the Nevada Guarantors. We have not conducted any independent investigation of, or attempted to verify independently, such factual matters.

“Nevada Law” means the laws of the State of Nevada that a Nevada lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Nevada Guarantors, the May 2015 Indenture, including the Third Lien Exchange Guarantees contained therein, provided that “Nevada Law” does not include any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative decision. Our opinion herein is limited to the effect on the subject transactions of Nevada Law as in effect on the date hereof. We disclaim any obligation to advise you of any change in law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

In rendering our opinion, we express no opinion herein as to the applicability or effect of any fraudulent transfer or similar law on the May 2015 Registration Rights Agreement, May 2015 Indenture, including the Third Lien Exchange Guarantees contained therein, or the transactions contemplated thereby.

Based upon and subject to the foregoing and the additional qualifications set forth herein, we are of the opinion that:

1. The May 2015 Indenture, including the respective Additional Third Lien Exchange Guarantees contained therein, has been duly authorized, executed and delivered by each of the Nevada Guarantors.

2. Neither the execution and delivery of the May 2015 Indenture, including the respective Additional Third Lien Exchange Guarantees contained therein, by each of the Nevada Guarantors, nor the performance of the obligations of each of the Nevada Guarantors under the terms thereof, violates Nevada Law.

DJO Finance LLC

DJO Finance Corporation

September 13, 2016

We hereby consent to the filing this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Amendment to the existing Registration Statement on Form S-4 (the “Registration Statement Amendment”), filed by the Issuers and the Guarantors with the Commission relating to the Amended Exchange Offer in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm contained under the heading “Legal Matters” in the prospectus included therein. The Registration Statement Amendment incorporates by reference the contents of, including all exhibits to the Registration Statement filed by the Issuers and Guarantors on Form S-4 (File No. 333-213164), as amended, which was declared effective by the Commission on August 31, 2016. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We understand and agree that Simpson Thacher & Bartlett LLP may rely upon this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by such firm in connection with the Registration Statement Amendment.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters including without limitation any opinions as to the enforceability of the Indenture or any of the Additional Exchange Guarantees. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.

Very truly yours,

/s/ Rice Reuther Sullivan & Carroll, LLP

RICE REUTHER SULLIVAN & CARROLL, LLP

EXHIBIT A

DOCUMENTS REVIEWED

(A) Articles of Organization Limited-Liability Company of Medical GP filed with the Nevada Secretary of State on June 26, 2009, certified by the Nevada Secretary of State;

(B) Amended and Restated Limited Liability Company Agreement of Medical GP, effective as of December 31, 2009;

(C) Medical GP Secretary’s Certificate, dated of even date herewith, regarding, inter alia, the Articles of Organization and Limited Liability Company Agreement of Medical GP and resolutions of the managers of Medical GP adopted by written consents dated April 23, 2015 and August 16, 2016;

(D) Certificate of Existence with Status in Good Standing for Medical GP issued by the Nevada Secretary of State dated September 8, 2016;

(E) Articles of Organization Limited-Liability Company of Medical Partners filed with the Nevada Secretary of State on June 26, 2009, certified by the Nevada Secretary of State;

(F) Amended and Restated Limited Liability Company Agreement of Medical Partners, effective as of December 31, 2009;

(G) Medical Partners Secretary’s Certificate, dated of even date herewith, regarding, inter alia, the Articles of Organization and Limited Liability Company Agreement of Medical Partners and resolutions of the managers of Medical Partners adopted by written consents dated April 23, 2015 and August 16, 2016; and

(H) Certificate of Existence with Status in Good Standing for Medical Partners issued by the Nevada Secretary of State dated September 8, 2016.